EX-23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 18, 1999, with respect to the financial statements of Adatom, Inc. as of December 31, 1998, and for the year then ended, included in the financial statements of Adatom.com, Inc. in its Annual Report on Form 10KSB for the year ended December 31, 1999, and to the use of our name as it appears under the caption "Experts" in this Registration Statement.


/s/IRELAND SAN FILIPPO, LLP
IRELAND SAN FILIPPO, LLP


October 25, 2000